UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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 Filed by a Party other than the Registrant  ☐
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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material Pursuant to §240.14a-12

BUCYRUS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000
Employee Q & A
November 15, 2010
1.	I thought Bucyrus was doing well and had a clear growth strategy. Does this transaction signal that wasn’t the case?
▪	Not at all. Since becoming a public company in 2004, Bucyrus has done very well. Today, Bucyrus is a true leader in the global mining machinery industry and is poised for continued growth. We have a strong brand, the most expansive offerings in surface and underground mining equipment, technological leadership, a strong and diverse network of customers, and a talented base of employees.

▪	It was largely because of this success, which brought us from a $400 million company to a value of nearly $10 billion, that we believe compelled Caterpillar to come to us with an extremely financially compelling offer for our shareholders. Moreover, this transaction provides Bucyrus with the opportunity to be part of a larger, first-rate global company that is committed to growth in the global mining machinery space. This means access to enhanced resources for our customers — as well as a continued commitment to technological innovation — and substantial growth opportunities for most of Bucyrus employees going forward.
2.	What will happen to Bucyrus’ presence in Milwaukee?
▪	Caterpillar is committed to building on Bucyrus as its principal platform for growth in the global mining machinery industry. As such, it intends to establish its global mining headquarters in Milwaukee.
3.	Will the Bucyrus brand continue to be used?
▪	Caterpillar recognizes the global strength of the Bucyrus brand, and as such, intends to maintain the Bucyrus brand for the principal Bucyrus legacy products.
4.	Will Bucyrus’ CEO and other senior management stay on with Caterpillar after the transaction closes?
▪	Caterpillar recognizes that Bucyrus has a strong and deep management team. Specific decisions regarding future leadership will be made over the coming months.
5.	What are the potential layoffs going to look like? Am I going to have a job with Caterpillar?
▪	With any combination like this, there are always some redundancies; however, it’s too early to be specific about details as this transaction will take several months to close. That said, Caterpillar recognizes that Bucyrus has an incredibly talented employee base and there will be many opportunities for most Bucyrus employees as part of a larger, dynamic organization.

▪	I would point out that the integration process, led by a team comprised of members from both organizations, will be thoughtful and focused on finding the right talent for the Company going forward. Anyone that is affected ultimately will receive appropriate severance and be treated with respect and dignity.

BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000
6.	Will Bucyrus/Caterpillar offer severance and/or outplacement assistance for employees whose jobs are negatively impacted by the transaction?
▪	Anyone that is affected ultimately will receive appropriate severance and be treated with respect and dignity. Keep in mind this announcement is just the first step in the process and that there will be no immediate action taken until the merger closes several months from now.
7.	Are there any specific facilities that may be closed?
▪	It’s too early to speculate on any potential closures, and there will be no immediate action taken. Importantly, Caterpillar intends to establish its global mining headquarters in Milwaukee.
8.	Is there a lot of overlap in Caterpillar and Bucyrus product lines?
▪	Caterpillar’s and Bucyrus’ product lines are complementary.
9.	Will there be changes to employee benefits and compensation?
▪	As the transaction will not close for several months, it would be premature to comment on specific changes at this time. Existing benefits programs will remain in effect until closing and for a period afterward.
10.	What happens between now and the close of the transaction?
▪	We expect the transaction, which is subject to regulatory and shareholder approvals, to close mid- 2011. In the meantime, Caterpillar and Bucyrus will continue to operate as independent entities. For employees and customers, it is business as usual. Meeting the needs of customers remains Bucyrus’ number one priority — Bucyrus is committed to ensuring that customers continue to receive the same industry-leading products and high levels of service they have come to expect.
11.	Should I start working with my counterparts at Caterpillar?
▪	No. Until the transaction closes, it is extremely important for us to continue to operate as independent companies.
12.	What should we be telling our customers?
▪	You should assure our customers that this transaction represents a highly attractive proposition for them and we will not miss a beat in delivering on our commitments. You can let them know that it is business as usual until the transaction closes. Bucyrus is committed to ensuring that they continue to receive the same industry-leading products and high levels of service they have come to expect.
13.	Who should I contact if I have additional questions?
▪	If you have additional questions, please reach out to your supervisor and they will do their best to address any concerns. We are committed to keeping you informed throughout the process and will communicate any significant developments as they occur.

BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000
Additional Information Relating to Bucyrus and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Bucyrus by Caterpillar. In connection with the proposed merger, Bucyrus intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A, which will be mailed to stockholders of Bucyrus.
BUCYRUS STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the proxy statement (when available), as well as other filed documents, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Bucyrus’s filings may be obtained by directing a request to Bucyrus’s Investor Relations by telephone to (414)768-4000, in writing to Bucyrus, Attention: Investor Relations, 1100 Milwaukee Avenue, South Milwaukee, WI 53172, by email to amalingowski@bucyrus.com or at Bucyrus’s website (http://www.bucyrus.com).
Bucyrus and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Bucyrus with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Bucyrus’s directors and executive officers is also available in Bucyrus’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on March 12, 2010. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Bucyrus.
Caution Concerning Forward-Looking Statements Relating to Bucyrus
Statements in this communication that relate to Bucyrus’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals; (3) the failure of the transaction to close for any other reason; (4) the effect of the announcement of the transaction on Bucyrus’s business relationships, operating results and business generally; (5) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) diversion of management’s attention from ongoing business concerns; (8) general competitive, economic, political and market conditions and fluctuations; (9) actions taken or conditions imposed by the governmental or regulatory authorities; (10) adverse outcomes of pending or threatened litigation or government investigations; (11) the impact of competition in the industries and in the specific markets in which Bucyrus operates; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to Bucyrus’s stockholders Bucyrus’s filings with the SEC that are available on the SEC’s web site located at http://www.sec.gov, including the section entitled “Risk Factors” in Bucyrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.